Exhibit #23 Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

As the independent registered public accountants of Camden National Corporation, we hereby consent to the incorporation by reference in the registration statement (No. 333-164475) and the registration statements (Nos. 333-108214, 333-106403, 333-68598 and 333-95157) on Form S-8 of our report dated March 2, 2012, with respect to the consolidated statements of condition of Camden National Corporation and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011 and the effectiveness of the internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Camden National Corporation.

/s/ Berry Dunn McNeil & Parker, LLC

Berry Dunn McNeil & Parker, LLC

Bangor, Maine
March 2, 2012